Exhibit 99.1
                                  ------------




Media Relations                                            Investor Relations
Nancy Childs                                               Phil Ruddick
(781) 386-3122                                             (781) 386-6638
childsn@polaroid.com                                       ruddicp@polaroid.com


                              For Immediate Release

                   POLAROID REPORTS 4Q98 AND FULL-YEAR RESULTS

        $11.1 Million Operating Profit in 4Q98, Excluding Certain Charges

                      Cash Position Significantly Improved

         CAMBRIDGE, Mass., -- January 21, 1999 -- Polaroid Corporation (NYSE:PRD) today reported an operating profit of $11.1 million, compared to $66.2 million in the fourth quarter of 1997, excluding restructuring and other charges in both periods. The company significantly reduced its year-end debt, net of cash on hand, by more than $100 million from the end of the third quarter 1998.

         The operating loss for the fourth quarter of 1998 was $82.4 million, compared with 1997's fourth quarter loss of $293.5 million, including restructuring and other charges in both periods. The 1998 fourth quarter operating results reflect the continuation of the dealer inventory adjustment program, unfavorable variances caused by reduced manufacturing volumes, start-up costs for new products and lower international sales. These factors were partially offset by savings from restructuring and by essentially achieving the company's goal of reaching break-even in its digital business by the end of 1998.

                                    - more -

                                               Fourth Quarter 1998 Earnings -- 2

         The company reported a net loss of $75.5 million, or $1.72 per diluted share, for the 1998 fourth quarter compared with a net loss of $202.8 million, or $4.51 per diluted share in the same period a year earlier, including restructuring and other charges in both periods. In the fourth quarter of 1998, the company had restructuring charges of $50.0 million, as well as $43.5 million for the write-off of assets, the largest of which was in Russia. Restructuring and other charges for the fourth quarter of 1997 totaled $359.7 million. Additionally, the company sold $26.9 million in real estate for a pre-tax gain of $24.0 million, in the fourth quarter of 1998.

         Gary DiCamillo, chairman and chief executive officer said, "We knew the fourth quarter would close out a difficult year, given worldwide market conditions and the dealer inventory reduction program. While we are disappointed with our fourth quarter earnings, we have greatly improved our cash position since the end of the third quarter, and will more aggressively manage our asset portfolio to strengthen our balance sheet. We have taken the hard decisions necessary to turn Polaroid around and are now positioned for profitable growth based on our new products strategy."

         Worldwide sales in the fourth quarter of 1998 were $541.8 million, compared with $607.6 million in the same period of 1997. U.S. sales were down about six percent, due primarily to the dealer inventory adjustment; international sales fell about 16 percent because of lower sales in Russia, other emerging markets and some developed markets.

         For the full year 1998, worldwide sales were $1.8 billion, down 14 percent from $2.1 billion in the same period of 1997. Excluding restructuring and other charges, the company reported a 1998 operating profit of $44.5 million, compared with a 1997 operating profit of $200.6 million. Including those charges, the 1998 net loss was $51.0 million, or $1.15 per diluted share compared with a full year 1997 net loss of $126.7 million, or $2.81 per diluted share.

                                    - more -

                                                   Fourth Quarter Earnings -- 3

         Certain statements in the fourth paragraph of this press release are forward-looking. In our most recent form 10-Q filed with the Securities and Exchange Commission, we have noted a variety of factors that could cause our actual results and experience to differ from our anticipated results or other expectations expressed in those forward-looking statements.

         Polaroid, with annual sales of more than $1.8 billion in 1998, is the worldwide leader in instant imaging. Polaroid supplies instant and digital cameras and films; digital imaging peripherals, software, media and systems solutions; medical diagnostic imaging media; secure identification systems; graphics imaging systems; sunglasses and polarizers to markets worldwide.


                                      # # #

                   POLAROID CORPORATION & SUBSIDIARY COMPANIES
                  CONDENSED CONSOLIDATED STATEMENT OF EARNINGS
               YEARS ENDED DECEMBER 31, 1998 AND DECEMBER 31, 1997
                       (IN MILLIONS EXCEPT PER SHARE DATA)


                                                                               Fourth Quarter                      Full Year
                                                                               --------------                      ---------
                                                                             1998         1997                 1998          1997
                                                                          -----------  ----------           ----------    ----------
 NET SALES:

 UNITED STATES                                                             $ 301.5       $ 321.0              $ 992.3     $ 1,063.0
 INTERNATIONAL                                                               240.3         286.6                853.6       1,083.4
---------------------------------------------------------            ---------------------------------------------------------------

 TOTAL NET SALES                                                             541.8         607.6              1,845.9       2,146.4
---------------------------------------------------------            ---------------------------------------------------------------

 COST OF SALES                                                               354.0         387.8              1,108.4       1,229.8

 MARKETING, RESEARCH, ENGINEERING AND
 ADMINISTRATIVE EXPENSES                                                     220.2         189.8                736.5         752.2

 RESTRUCTURING AND OTHER                                                      50.0         323.5                 50.0         323.5
---------------------------------------------------------            ---------------------------------------------------------------

 TOTAL COSTS                                                                 624.2         901.1              1,894.9       2,305.5
---------------------------------------------------------            ---------------------------------------------------------------

 LOSS FROM OPERATIONS                                                        (82.4)       (293.5)               (49.0)       (159.1)

 OTHER INCOME / (EXPENSE)                                                     23.4          (2.2)                67.7          15.0
 INTEREST EXPENSE                                                             17.5          13.2                 57.6          47.8
---------------------------------------------------------            ---------------------------------------------------------------

 LOSS BEFORE INCOME TAXES                                                    (76.5)       (308.9)               (38.9)       (191.9)

 FEDERAL, STATE, AND FOREIGN INCOME TAX EXPENSE/(BENEFIT)                     (1.0)       (106.1)                12.1         (65.2)
---------------------------------------------------------            ---------------------------------------------------------------

 NET LOSS                                                                  $ (75.5)     $ (202.8)             $ (51.0)     $ (126.7)
=========================================================            ===============================================================

 BASIC LOSS PER COMMON SHARE                                               $ (1.72)     $  (4.51)             $ (1.15)     $  (2.81)
 DILUTED LOSS PER COMMON SHARE                                             $ (1.72)     $  (4.51)             $ (1.15)     $  (2.81)
 CASH DIVIDENDS PER COMMON SHARE                                           $  0.15      $   0.15              $  0.60      $   0.60

 WEIGHTED AVERAGE COMMON SHARES USED FOR BASIC LOSS PER
 SHARE CALCULATION (IN THOUSANDS)                                           43,883        44,934               44,168        45,084

 COMMON SHARES OUTSTANDING AT END OF PERIOD (IN THOUSANDS)                  43,990        44,536               43,990        44,536
=========================================================            ===============================================================

                   POLAROID CORPORATION & SUBSIDIARY COMPANIES
                       SUPPLEMENTARY FINANCIAL INFORMATION
                                 ($ IN MILLIONS)


                                                                                     Twelve Months
                                                                           ------------------------------------
Selected Cash Flow Data                                                        1998                    1997
--------------------------------------                                         ----                    ----
Additions to property, plant and equipment                                   $  191.1              $   134.3
Depreciation                                                                 $   90.7              $   111.5

                                                                                  At end of Fourth Quarter
                                                                           ------------------------------------

Balance Sheet                                                                  1998                    1997
--------------------------------------                                         ----                    ----
Current assets
     Cash and cash equivalents                                               $  105.0              $    68.0
     Short-term investments                                                      16.6                   11.0
     Receivables                                                                459.6                  545.1
     Inventories:
        Raw materials                                                            83.5                   91.0
        Work-in-process                                                         190.5                  192.4
        Finished goods                                                          259.3                  222.7
                                                                           ----------           ------------
     Total inventories                                                          533.3                  506.1
     Prepaid expenses and other assets                                          298.6                  289.1
                                                                           ----------           ------------
Total current assets                                                          1,413.1                1,419.3
Net property, plant and equipment                                               566.5                  512.5
Deferred tax assets                                                             101.2                  124.7
Other assets                                                                    107.9                   76.2
                                                                           ----------           ------------
Total assets                                                                  2,188.7                2,132.7
                                                                           ==========           ============

Liabilities and stockholders' equity
Current liabilities
     Short-term debt                                                            331.7                  241.6
     Current portion of long-term debt                                          200.0                    -
     Payables and accruals                                                      366.6                  277.3
     Compensation and benefits                                                  292.5                  310.9
     Federal, state and foreign income taxes                                     21.4                   32.9
                                                                           ----------           ------------
Total current liabilities                                                     1,212.2                  862.7
Long-term debt                                                                  297.4                  496.6

Accrued postretirement benefits                                                 241.9                  246.5
Accrued postemployment benefits                                                  43.3                   42.5


Common stockholders' equity
     Common stock, $1 par value                                                  75.4                   75.4
     Additional paid-in capital                                                 417.4                  435.9
     Retained earnings                                                        1,226.7                1,304.0
     Accumulated other comprehensive income                                     (33.4)                 (39.8)
     Less:    Treasury stock, at cost                                         1,291.5                1,290.0
              Deferred compensation                                               0.7                    1.1
                                                                           ----------           ------------
     Total common stockholders' equity                                          393.9                  484.4
                                                                           ----------           ------------
Total liabilities and stockholders' equity                                   $2,188.7              $ 2,132.7
                                                                           ==========           ============
